Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

COUPA SOFTWARE INCORPORATED

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

COUPA SOFTWARE INCORPORATED, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Coupa Software Incorporated and that this corporation was originally incorporated pursuant to the General Corporation Law on February 17, 2006 under the name Coupa Software Incorporated.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Coupa Software Incorporated.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 3500 DuPont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is 358,875,417. The total number of shares of common stock authorized to be issued is 225,000,000, par value $0.0001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is 133,875,417, par value $0.0001 per share (the “Preferred Stock”), 2,389,475 of which shares are designated as “Series A Preferred Stock,” 4,559,698 shares are designated as “Series B Preferred Stock,” 23,474,174 shares are designated as “Series C Preferred Stock,” 35,645,162 shares are designated as “Series D Preferred Stock,” 28,894,310 shares are designated as “Series E Preferred Stock,” 19,777,504 shares are designated as “Series F Preferred Stock” and 19,135,094 shares are designated as “Series G Preferred Stock.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B). Unless otherwise indicated, references to “Sections” or “subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.

1. Dividend Provisions.

(a) The holders of shares of Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series G Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(b) Upon the completion of the payments required by subsection (a) of this Section 1, the holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series F Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(c) Upon the completion of the payments required by subsection (a) and (b) of this Section 1, the holders of shares of Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the

Series E Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(d) Upon the completion of the payments required by subsections (a), (b) and (c) of this Section 1, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series D Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(e) Upon the completion of the payments required by subsections (a), (b), (c) and (d) of this Section 1, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series B Preferred Stock, Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series C Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(f) Upon the completion of the payments required by subsections (a), (b), (c), (d) and (e) of this Section 1, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock and Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series B Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(g) Upon the completion of the payments required by subsections (a), (b), (c), (d), (e) and (f) of this Section 1, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the Dividend Rate (as defined below) applicable to the Series A Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(h) Upon the completion of the payments required by subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 1, any additional dividends shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

(i) The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least sixty percent (60%) of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series) shall be required to waive any dividend preference that such holders shall be entitled to receive pursuant to Section 1(b), and provided further, however, the affirmative vote or written consent of the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock (voting as a separate series) shall be required to waive any dividend preference that such holders shall be entitled to receive pursuant to Section 1(a).

(j) For purposes of this subsection 1, “Dividend Rate” shall mean $0.038 per annum for each share of Series A Preferred Stock, $0.1072 per annum for each share of Series B Preferred Stock, $0.0256 per annum for each share of Series C Preferred Stock, $0.0271 per annum for each share of Series D Preferred Stock, $0.0623 per annum for each share of Series E Preferred Stock, $0.1618 per annum for each share of Series F Preferred Stock and $0.3345 per annum for each share of Series G Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets of this corporation available for distribution to stockholders (the “Proceeds”) to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series G Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series G Preferred Stock shall mean $4.1808 per share for each share of the Series G Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(b) Upon the completion of the distributions required by subsection (a) of this Section 2, the holders of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series F Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series F Preferred Stock shall mean $2.0225 per share for each share of the Series F Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(c) Upon the completion of the distributions required by subsection (a) and (b) of this Section 2, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series E Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series E Preferred Stock shall mean $0.7787 per share for each share of the Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(d) Upon the completion of the distributions required by subsections (a), (b) and (c) of this Section 2, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series D Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (c). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series D Preferred Stock shall mean $0.3381 per share for each share of the Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(e) Upon the completion of the distributions required by subsections (a), (b), (c) and (d) of this Section 2, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series C Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (d). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series C Preferred Stock shall mean $0.3195 per share for each share of the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(f) Upon the completion of the distributions required by subsections (a), (b), (c), (d) and (e) of this Section 2, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the Proceeds to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series B Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (e). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series B Preferred Stock shall mean $1.34 per share for each share of the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(g) Upon the completion of the distributions required by subsections (a), (b), (c), (d), (e) and (f) of this Section 2, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for the Series A Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (f). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” for the Series A Preferred Stock shall mean $0.4750 per share for each share of the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(h) Upon the completion of the distributions required by subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(i) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to the consummation of a Liquidation Event and at each other date after such consummation on which additional amounts (such as earn-out payments, escrow amounts or other contingent payment(s)) are available for distribution, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted at the consummation of the Liquidation Event) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate (giving effect to the proceeds available for distribution at the consummation of such Liquidation Event and at each other date after such consummation on which additional amounts are available for distribution), an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(j) The corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Event not later than ten (10) days prior to the stockholders’ meeting called to approve such Liquidation Event, or ten (10) days prior to the closing of such Liquidation Event, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Event. The first of such notices shall describe the material terms and conditions of the impending Liquidation Event, and the corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Event shall not take place sooner than ten (10) days after the corporation has given the first notice provided for herein or sooner than five (5) days after the corporation has given notice of any material changes. Notwithstanding the other provisions herein, all notice periods or requirements in this Section 2(j) may be shortened or waived, either before or after the action for which notice is required, upon the vote or written consent of the holders of at least sixty percent (60%) of the shares of the Preferred Stock, voting as a single class on an as-converted basis, that are entitled to such notice rights.

(k) (i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold a majority of the shares of voting capital stock (on an as converted basis) of this corporation or the surviving or acquiring entity in substantially the same proportions as immediately prior to such merger or consolidation), (C) the closing of the transfer or issuance (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock (on an as converted basis) of this corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation, to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction, or if it is primarily for bona fide equity financing purposes in which cash is received and retained by this corporation or any successor or indebtedness of this corporation is cancelled or converted or a combination thereof. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of (x) at least sixty percent (60%) of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (y) at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series), and (z) at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock (voting as a separate series).

(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders are other than cash, the value of such Proceeds will be deemed such Proceeds’ fair market value as determined in good faith by the Board of Directors of this corporation, provided that any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least sixty percent (60%) of the voting power of all then outstanding shares of Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least sixty percent (60%) of the voting power of all then outstanding shares of such Preferred Stock.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the requisite stockholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to proposed Liquidation Event.

(iv) This corporation shall not have the power to effect a merger or consolidation that would be a Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of this corporation shall be allocated among the holders of capital stock of this corporation in accordance with subsections (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this Section 2.

3. Redemption. The Preferred Stock shall not be redeemable.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, $0.4750, (ii) in the case of the Series B Preferred Stock, $1.34, (iii) in the case of the Series C Preferred Stock, $0.3195, (iv) in the case of the Series D Preferred Stock, $0.3381, (v) in the case of the Series E Preferred Stock, $0.7787, (vi) in the case of the Series F Preferred Stock, $2.0225 and (vii) in the case of the Series G Preferred Stock, $4.1808 (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series) determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial

Conversion Price per share (i) for the Series A Preferred Stock shall be $0.3783, (ii) for the Series B Preferred Stock shall be $0.7051, (iii) for the Series C Preferred Stock shall be $0.3195, (iv) for the Series D Preferred Stock shall be $0.3381, (v) for the Series E Preferred Stock shall be $0.7787, (vi) for the Series F Preferred Stock shall be $2.0225 and (vii) for the Series G Preferred Stock shall be $4.1808; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion.

(i) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (A) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the gross proceeds of which are not less than $50,000,000 in the aggregate to the corporation or (B) the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

(ii) Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for the Series F Preferred Stock immediately upon the earlier of (A) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the gross proceeds of which are not less than $50,000,000 in the aggregate to the corporation or (B) the date specified by written consent or agreement of the holders of at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series).

(iii) Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for the Series G Preferred Stock immediately upon the earlier of (A) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the gross proceeds of which are not less than $50,000,000 in the aggregate to the corporation or (B) the date specified by written consent or agreement of the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock (voting as a separate series).

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, (i) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, (ii) a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock and (iii) a check payable to the holder in the amount of any cash amounts payable in lieu of any fractional shares of Common Stock otherwise issuable upon such conversion, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsections 4(b)(i)(B), 4(b)(ii)(B) and 4(b)(iii)(B) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this corporation at any time and from time to time shall issue, on or after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than (i) in the case of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Conversion Price applicable to the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, (ii) in the case of the Series D Preferred Stock, the Conversion Price applicable to the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, (iii) in the case of the Series E Preferred Stock, the Conversion Price applicable to the Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, (iv) in the case of the Series F Preferred Stock, the Conversion Price applicable to the Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock and (v) in the case of the Series G Preferred Stock, the Conversion Price applicable to the Series G Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for each series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants or any other securities convertible for or exercisable into Common Stock. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one hundredth of one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Notwithstanding the foregoing, all such adjustments carried forward shall be made immediately prior to any Liquidation Event or upon conversion of the Preferred Stock into Common Stock. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors (including at least two (2) Preferred Directors) irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum aggregate exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of any options or rights or upon conversion of or in exchange for any convertible or exchangeable securities, the issuance of which did not result in an adjustment to the Conversion Price of the Preferred Stock (either because the consideration per share (determined in accordance with this Restated Certificate of Incorporation) subject thereto was equal to or greater than such Conversion Price then in effect, or because such option or right or convertible or exchangeable security was issued before the Filing Date, then such option or right or convertible or exchangeable security shall be deemed to be issued effective upon such change becoming effective and the provisions of subsection 4(d)(i)(E) shall apply at such time, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Shares of Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to equity incentive plans or similar arrangements approved by this corporation’s Board of Directors (including at least two of the Preferred Directors (as defined below));

(C) Common Stock issued pursuant to an underwritten public offering in connection with which all shares of Preferred Stock are (or have previously been) converted to shares of Common Stock;

(D) Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E) Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that such issuances are approved by the Board of Directors (including at least two of the Preferred Directors) and are for other than primarily equity financing purposes;

(F) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);

(G) Common Stock issued to persons or entities with which this corporation has business relationships, provided that such issuances are approved by the Board of Directors (including at least two of the Preferred Directors) and are for other than primarily equity financing purposes;

(H) Shares of Common Stock issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar institution, provided that such issuances are approved by the Board of Directors (including at least two of the Preferred Directors) and are for other than primarily equity financing purposes;

(I) Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, including, but not limited to, the Common Stock deemed to be issued upon the original issuance of the Series G Preferred Stock;

(J) With respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, Common Stock that is issued with the unanimous approval of the Board of Directors and the Board specifically states that it shall not be Additional Stock;

(K) With respect to the Series E Preferred Stock, Common Stock that is issued with the approval of the holders of a majority of the then outstanding shares of Series E Preferred Stock (voting as a separate series) specifically stating that it shall not be Additional Stock;

(L) With respect to the Series F Preferred Stock, Common Stock that is issued with the approval of the holders of at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series) specifically stating that it shall not be Additional Stock; or

(M) With respect to the Series G Preferred Stock, Common Stock that is issued with the approval of the holders of at least fifty-five percent (55%) of the then outstanding shares of Series G Preferred Stock (voting as a separate series) specifically stating that it shall not be Additional Stock.

(iii) In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of

Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares, as determined in good faith by this corporation’s Board of Directors, as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common

Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(j) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, (i) any downward adjustment of the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock, (ii) any downward adjustment of the Conversion Price of the Series F Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, only by the consent or vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series), and (iii) any downward adjustment of the Conversion Price of the Series G Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, only by the consent or vote of the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock (voting as a separate series). Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5. Voting Rights.

(a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’

meeting in accordance with the Bylaws of this corporation, and except as provided in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Voting for the Election of Directors. As long as at least 1,000,000 shares of Series A Preferred Stock (as adjusted for stock splits, combinations, recapitalizations or the like) originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series A Director”). As long as at least 1,000,000 shares of Series B Preferred Stock (as adjusted for stock splits, combinations, recapitalizations or the like) originally issued remain outstanding, the holders of such shares of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series B Director”). As long as at least 1,000,000 shares of Series C Preferred Stock (as adjusted for stock splits, combinations, recapitalizations or the like) originally issued remain outstanding, the holders of such shares of Series C Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series C Director”). As long as at least 1,000,000 shares of Series D Preferred Stock (as adjusted for stock splits, combinations, recapitalizations or the like) originally issued remain outstanding, the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series D Director,” and together with the Series A Director, Series B Director and Series C Director, the “Preferred Directors”). The holders of outstanding Common Stock shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Preferred Stock Protective Provisions. This corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):

(a) consummate a Liquidation Event;

(b) alter or change the rights, preferences or privileges of the shares of Preferred Stock;

(c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

(d) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock with respect to dividends, liquidation preference, voting or redemption;

(e) authorize any subsidiary of this corporation to issue, any equity security (including any other security convertible into or exercisable for any such equity security) to any third party;

(f) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) or pay a dividend or make another distribution on any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements approved by the Board under which this corporation has the option to repurchase such shares at cost or below upon the termination of employment or service, or upon exercise of a right of first refusal (which exercise of such right of first refusal is approved by this corporation’s Board of Directors);

(g) amend this corporation’s Restated Certificate of Incorporation;

(h) increases the number of shares reserved for issuance pursuant to this corporation’s 2006 Stock Plan; or

(i) increase the authorized number of directors of this corporation.

7. Series E Preferred Stock Protective Provisions. So long as any shares of Series E Preferred Stock are outstanding, this corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise, directly or indirectly through a subsidiary)

without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series E Preferred Stock (voting as a separate series):

(a) alter or change the powers, preferences or special rights of the Series E Preferred Stock in a manner that would require a separate vote of the Series E Preferred Stock pursuant to Section 242(b)(2) of the Delaware General Corporation Law; or

(b) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series E Preferred Stock.

8. Series F Preferred Stock Protective Provisions. So long as any shares of Series F Preferred Stock are outstanding, this corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise, directly or indirectly through a subsidiary) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the outstanding shares of Series F Preferred Stock (voting as a separate series):

(a) alter or change the powers, preferences or special rights of the Series F Preferred Stock in a manner that would require a separate vote of the Series F Preferred Stock pursuant to Section 242(b)(2) of the Delaware General Corporation Law;

(b) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series F Preferred Stock;

(c) amend, waive or terminate Section 1(b), the proviso specifically referencing the Series F Preferred Stock set forth in Section 1(i), Section 2(i), Section 2(k)(i)(y), Section 2(k)(iv), Section 4(b)(ii), Section 4(d)(ii)(L), Section 4(j)(ii) or this Section 8 of this Restated Certificate of Incorporation; or

(d) amend, waive or terminate Section 2(b) of this Restated Certificate of Incorporation; provided, however, that this Section 8(d) shall not apply to an amendment, waiver or termination of Section 2(b) that has the effect of subordinating the liquidation preference of the Series F Preferred Stock to another class or series of this corporation’s equity securities, so long as the Series F Preferred Stock remains senior in liquidation preference to the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock following such amendment, waiver or termination.

9. Series G Preferred Stock Protective Provisions. So long as any shares of Series G Preferred Stock are outstanding, this corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise, directly or indirectly through a subsidiary) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock (voting as a separate series):

(a) alter or change the powers, preferences or special rights of the Series G Preferred Stock in a manner that would require a separate vote of the Series G Preferred Stock pursuant to Section 242(b)(2) of the Delaware General Corporation Law;

(b) increase or decrease (other than by redemption or conversion) the total number of designated shares of Series G Preferred Stock;

(c) amend, waive or terminate Section 1(a), the proviso specifically referencing the Series G Preferred Stock set forth in Section 1(i), Section 2(i), Section 2(k)(i)(z), Section 2(k)(iv), Section 4(b)(iii), Section 4(d)(ii)(M), Section 4(j)(iii) or this Section 9 of this Restated Certificate of Incorporation; or

(d) amend, waive or terminate Section 2(a) of this Restated Certificate of Incorporation; provided, however, that this Section 9(d) shall not apply to an amendment, waiver or termination of Section 2(a) that has the effect of subordinating the liquidation preference of the Series G Preferred Stock to another class or series of this corporation’s equity securities, so long as the Series G Preferred Stock remains senior in liquidation preference to the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock following such amendment, waiver or termination.

10. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

11. Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, or (ii) if such notice is provided in another manner then permitted by the General Corporation Law. For purposes of clarity, this Section 8 will not be deemed consent by any stockholder of this corporation to notice by any form of electronic transmission.

C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Common Stock is not redeemable at the option of the holder thereof.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Unless otherwise required by law, there shall be no cumulative voting.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

This corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she (or such person’s testator or intestate) is or was a director or officer of this corporation or any predecessor of this corporation, or serves or served at any other enterprise as a director or officer at the request of this corporation or any predecessor to this corporation.

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE XII

In the event that a director of this corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both this corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty to this corporation and its stockholders with respect to such corporate opportunity, and this corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to this corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of this corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of this corporation.

ARTICLE XIII

To the extent one or more sections of any other state corporations code setting forth minimum requirements for the corporation’s retained earnings and/or net assets are applicable to this corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the right to repurchase such shares at cost or below upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

*    *     *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 26th day of May, 2015.

/s/ Robert Bernshteyn
Robert Bernshteyn,
Chief Executive Officer

CERTIFICATE OF AMENDMENT OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

COUPA SOFTWARE INCORPORATED

COUPA SOFTWARE INCORPORATED, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Coupa Software Incorporated and that this corporation was originally incorporated pursuant to the General Corporation Law on February 17, 2006 under the name Coupa Software Incorporated.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the following paragraph shall be inserted as the first paragraph of ARTICLE IV of the Restated Certificate of Incorporation of the Corporation, immediately prior to the existing Section (A.) of Article IV (which existing Section (A.) of Article IV shall remain in effect):

Immediately upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware (the “Effective Time”), (i) shares of Common Stock outstanding immediately prior to the Effective Time (the “Outstanding Common Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Common Stock are combined and reclassified into one (1) share of Common Stock; (ii) shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series A Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series A Preferred Stock are combined and reclassified into one (1) share of Series A Preferred Stock; (iii) shares of Series B Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series B Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series B Preferred Stock are combined and reclassified into one (1) share of Series B Preferred Stock; (iv) shares of Series C Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series C Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4)

shares of Outstanding Series C Preferred Stock are combined and reclassified into one (1) share of Series C Preferred Stock; (v) shares of Series D Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series D Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series D Preferred Stock are combined and reclassified into one (1) share of Series D Preferred Stock; (vi) shares of Series E Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series E Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series E Preferred Stock are combined and reclassified into one (1) share of Series E Preferred Stock; (vii) shares of Series F Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series F Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series F Preferred Stock are combined and reclassified into one (1) share of Series F Preferred Stock; and (viii) shares of Series G Preferred Stock outstanding immediately prior to the Effective Time (the “Outstanding Series G Preferred Stock”), automatically and without any action on the part of the holder thereof, shall be reclassified into a smaller number of shares such that every four (4) shares of Outstanding Series G Preferred Stock are combined and reclassified into one (1) share of Series G Preferred Stock (collectively, the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split of any share or shares of the Outstanding Common Stock, Outstanding Series A Preferred Stock, Outstanding Series B Preferred Stock, Outstanding Series C Preferred Stock, Outstanding Series D Preferred Stock, Outstanding Series E Preferred Stock, Outstanding Series F Preferred Stock or Outstanding Series G Preferred Stock, and the aggregate number of shares of Common Stock or Preferred Stock, as applicable, to be issued to a particular stockholder shall be rounded down to the nearest whole share. In connection with the Reverse Stock Split, in lieu of fractional shares, this corporation will pay cash in an amount equal to the fair value of such fractional shares, based on the fair market value of this corporation’s Common Stock, as the case may be, as determined in good faith by the Board of Directors of this corporation immediately prior to the Reverse Stock Split. For the avoidance of doubt, the Reverse Stock Split shall not result in any change to the Conversion Rate (as defined below) of any series of Preferred Stock. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock or Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed exchanged for a number of whole shares of Common Stock or Preferred Stock after the Effective Time into which the shares of Common Stock or Preferred Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock or Preferred Stock after the Effective Time), and from and after the Effective Time, the shares of all classes and series of this corporation’s stock shall be uncertificated.

2

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

3

IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of September, 2016.

/s/ Robert Bernshteyn
Robert Bernshteyn,
Chief Executive Officer

4